CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent Certified Public Accountants, we hereby consent to the inclusion of our audit report concerning the financial statements of Anhui Wonder University of Information Engineering for the year ended December 31, 2012 which is included in a filing of Wonder International Education and Investment Group Corporation on Form 10-K/A.

/s/ ANHUI YIFAN CERTIFIED PUBLIC ACCOUNTING FIRM

ANHUI YIFAN CERTIFIED PUBLIC ACCOUNTING FIRM

Hefei, Anhui, PRC
July 23, 2013